Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2018

FINANCIAL AND OPERATIONAL RESULTS

•	Reported first-quarter production of 440,000 barrels of oil equivalent (BOE) per day and adjusted production of 367,000 BOE per day, which excludes Egypt noncontrolling interest and tax barrels;

•	Achieved U.S. production of 232,000 BOE per day, exceeding guidance by 9,000 BOE per day;

•	Delivered record Permian Basin production of 183,000 BOE per day, with oil up 14 percent and total production up 24 percent year over year;

•	Reduced average Alpine High well costs by 20 percent from 2017 average;

•	Announced oil discovery at Garten prospect in U.K. North Sea with reserve potential in excess of 10 million barrels of oil (APA has a 100-percent working interest); and

•	Raising U.S. production guidance range to 250,000 to 258,000 BOE per day, from 245,000 to 255,000 BOE per day.

HOUSTON, May 2, 2018 — Apache Corporation (NYSE: APA) (Nasdaq: APA) today announced its financial and operational results for the first quarter of 2018.

Apache reported earnings of $145 million or $0.38 per diluted common share for the first quarter of 2018. These results include a number of items outside of core earnings that are typically excluded by the investment community in their published earnings estimates. When adjusted for these and certain additional items that impact the comparability of results, Apache’s first-quarter earnings were $124 million or $0.32 per share. Net cash provided by operating activities in the quarter was $615 million. Before working capital changes, Apache generated $799 million in operating cash flow. Adjusted earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (adjusted EBITDAX) was $1.1 billion.

John J. Christmann IV, Apache’s chief executive officer and president, said, “During the first quarter, Apache delivered strong operational results and U.S. production significantly above guidance. Outperformance in the United States was driven by a combination of shorter completion cycle times, improving efficiencies and excellent performance from new wells.

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“Internationally, production was in line with our guidance, and our exposure to Brent oil pricing contributed to high margins, high cash returns and strong free cash flow. The first quarter was very good from an execution and cost-control standpoint, and we are seeing continued momentum into the second quarter,” said Christmann.

First-quarter operational summary

Highlights from the company’s three principal areas include:

•	United States — U.S. production averaged 232,000 BOE per day. The company averaged 17 rigs and drilled and completed 60 gross-operated wells.

•	Permian Basin — First-quarter production in the Permian Basin averaged 183,000 BOE per day, with oil up 14 percent and total production up 24 percent year over year.

•	Midland Basin — Apache has transitioned primarily to multiwell pad development utilizing optimized pattern and spacing configurations. Across three pads, the company placed 12 wells on production in the Wolfcamp formation with an average peak 30-day initial production (IP) rate of 173 BOE per day per 1,000 lateral feet and consisting of 75 percent oil. Notably, Apache tested its first Wolfcamp C producer, which achieved a 30-day IP of 196 BOE per day per 1,000 lateral feet and consisting of 70 percent oil. Based on conservative early-stage assessments, this result could lead to the addition of several hundred Wolfcamp C locations.

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Apache has implemented a new completion design with more optimal stage and cluster spacing, which is contributing to improved early-time well performance. The company is fracture stimulating more lateral feet per day, completing wells faster and more efficiently, and realizing significant cost savings.

•	Delaware Basin — The company averaged 10 rigs and drilled and completed 29 gross-operated wells in the Delaware.

At Alpine High, production averaged 26,000 BOE per day, a 33-percent increase over fourth-quarter 2017. Apache has begun the transition to pattern and spacing testing as well as development drilling on multiwell pads. Pad operations and well design changes are driving increased efficiencies and lower well costs. The company made significant progress toward its cost reduction target during the first quarter, with well costs down 20 percent over 2017 average well costs.

During the quarter, Apache brought online its first multiwell test in the wet gas window of the play, the four-well Chinook pad, which contains 1,350 British thermal units wet gas and oil. The average 30-day IP rates for these wells was 1,366 BOE per day.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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•	Egypt — Apache averaged 14 rigs during the quarter and drilled and completed 28 gross-operated wells with an 86-percent success rate. Adjusted production in Egypt, which excludes minority interest and the impact of tax barrels, averaged 80,000 BOE per day. During the quarter, Apache completed seven wells with 24-hour IP rates exceeding 1,000 BOE per day. The company has completed approximately 20 percent of its 2.6-million-acre, high-resolution, high-density 3D seismic survey in the Western Desert, which it believes will uncover impactful oil growth opportunities on its newly awarded concessions and legacy acreage.

•	North Sea — Apache averaged three rigs during the quarter and produced 54,000 BOE per day. The company announced a significant discovery at the Garten prospect in the Beryl area, which encountered more than 700 feet of net oil pay in stacked, high-quality, Jurassic-aged sandstone reservoirs. The recoverable resource is expected to exceed 10 million barrels of light oil, which is at the high end of predrill estimates. Apache has a 100-percent working interest in the Garten discovery. The company will revisit its 2019 and 2020 international production guidance as well tieback and development activities progress.

Capital investment and financial position

Oil-and-gas capital investment was $857 million during the quarter, with $115 million for Alpine High midstream. More than two-thirds of the capital spend in the quarter was focused on the Permian Basin.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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In March 2018, the company entered into a new five-year revolving credit facility with commitments totaling $4 billion. Apache retired $150 million of notes that matured in February and ended the quarter with $1.1 billion of cash and net debt of $7.3 billion.

2018 outlook and guidance update

Solid operational execution and strong well performance in the first quarter is prompting Apache to raise its 2018 U.S. production guidance range to 250,000 BOE to 258,000 BOE per day from a previous range of 245,000 BOE to 255,000 BOE per day and expects a slight increase in its U.S. oil mix for the year. Capital guidance of $3 billion remains unchanged for the year.

Further details on other financial and operational guidance items for the second quarter and full year 2018 can be found in the First-Quarter 2018 Financial and Operational Supplement.

“We are very pleased with our results year to date, as our methodical approach to delineation and development is generating improved capital efficiency, higher returns and attractive production growth. I believe 2018 will be a year in which Apache differentiates itself operationally, particularly in the Permian Basin, where our measured pace is enabling the timely integration of key learnings and the ability to more effectively manage the inflationary service cost environment,” Christmann concluded.

Conference call

Apache will host a conference call to discuss its first-quarter 2018 results at 10 a.m. Central time, Thursday, May 3. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as

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well. A replay of the conference call will be available for seven days following the call. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 3758236. Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts.cfm.

Additional information

Additional information follows, including reconciliations of adjusted earnings, cash flow from operations before changes in operating assets and liabilities, adjusted EBITDAX, oil and gas capital investment and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google’s Play store.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, cash flow from operations before

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changes in operating assets and liabilities, oil and gas capital investment, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2017 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is

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made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286    Gary Clark

Media:    (713) 296-7276    Castlen Kennedy

Website:  www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended March 31,
	2018	2017
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,392	$1,172
Natural gas revenues	218	255
Natural gas liquids revenues	118	85

	1,728	1,512
Derivative instrument gains, net	2	—
Gain on divestiture	7	341
Other	5	25

	1,742	1,878

OPERATING EXPENSES:
Lease operating expenses	349	336
Gathering, transmission and processing	81	57
Taxes other than income	55	42
Exploration	76	92
General and administrative	114	103
Transaction, reorganization and separation	—	(10)
Depreciation, depletion and amortization:
Oil and gas property and equipment	518	538
Other assets	35	38
Asset retirement obligation accretion	27	36
Impairments	—	8
Financing costs, net	99	100

	1,354	1,340

NET INCOME BEFORE INCOME TAXES	388	538
Current income tax provision	198	188
Deferred income tax provision (benefit)	(16)	83

INCOME INCLUDING NONCONTROLLING INTEREST	206	267
Net income attributable to noncontrolling interest	61	54

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$145	$213

NET INCOME PER COMMON SHARE:
Basic	$0.38	$0.56
Diluted	$0.38	$0.56
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	382	380
Diluted	384	383
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change
	March 31, 2018	December 31, 2017	March 31, 2017	1Q18 to 4Q17	1Q18 to 1Q17
OIL VOLUME — Barrels per day
Permian	85,469	85,448	75,210	0%	14%
MidContinent/Gulf Coast	10,494	9,564	11,142	10%	-6%
Gulf of Mexico	3,784	3,189	4,376	19%	-14%
Canada	—	—	11,655	—	NM

North America	99,747	98,201	102,383	2%	-3%

Egypt (1, 2)	95,270	96,633	101,718	-1%	-6%
North Sea	46,348	47,746	49,784	-3%	-7%

International (1)	141,618	144,379	151,502	-2%	-7%

Total (1)	241,365	242,580	253,885	-1%	-5%

NATURAL GAS VOLUME — Mcf per day
Permian	357,311	319,967	227,654	12%	57%
MidContinent/Gulf Coast	121,046	110,443	123,501	10%	-2%
Gulf of Mexico	10,187	10,664	15,769	-4%	-35%
Canada	—	—	215,617	—	NM

North America	488,544	441,074	582,541	11%	-16%

Egypt (1, 2)	343,901	376,285	407,194	-9%	-16%
North Sea	41,039	53,597	43,928	-23%	-7%

International (1)	384,940	429,882	451,122	-10%	-15%

Total (1)	873,484	870,956	1,033,663	0%	-15%

NGL VOLUME — Barrels per day
Permian	37,950	38,193	34,382	-1%	10%
MidContinent/Gulf Coast	13,072	11,973	13,185	9%	-1%
Gulf of Mexico	262	320	432	-18%	-39%
Canada	—	—	4,821	—	NM

North America	51,284	50,486	52,820	2%	-3%

Egypt (1, 2)	937	517	955	81%	-2%
North Sea	1,168	1,459	1,172	-20%	0%

International (1)	2,105	1,976	2,127	7%	-1%

Total	53,389	52,462	54,947	2%	-3%

BOE per day
Permian	182,972	176,969	147,534	3%	24%
MidContinent/Gulf Coast	43,740	39,943	44,910	10%	-3%
Gulf of Mexico	5,744	5,287	7,437	9%	-23%
Canada	—	—	52,412	—	NM

North America	232,456	222,199	252,293	5%	-8%

Egypt (1, 2)	153,524	159,864	170,539	-4%	-10%
North Sea	54,356	58,138	58,278	-7%	-7%

International (1)	207,880	218,002	228,817	-5%	-9%

Total (1)	440,336	440,201	481,110	0%	-8%

Total excluding noncontrolling interests	389,098	387,184	424,259	0%	-8%

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	31,774	32,131	33,910
Gas (Mcf/d)	114,913	124,285	135,736
NGL (b/d)	312	172	318
(2) Egypt Gross Production — BOE per day	330,063	333,911	328,141	-1%	1%

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company's operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change
	March 31, 2018	December 31, 2017	March 31, 2017	1Q18 to 4Q17	1Q18 to 1Q17
OIL VOLUME — Barrels per day
Permian	85,469	85,448	74,766	0%	14%
MidContinent/Gulf Coast	10,494	9,564	11,142	10%	-6%
Gulf of Mexico	3,784	3,189	4,376	19%	-14%

North America	99,747	98,201	90,284	2%	10%

Egypt	47,993	48,484	51,651	-1%	-7%
North Sea	46,348	47,746	49,784	-3%	-7%

International	94,341	96,230	101,435	-2%	-7%

Total	194,088	194,431	191,719	0%	1%

NATURAL GAS VOLUME — Mcf per day
Permian	357,311	319,967	225,663	12%	58%
MidContinent/Gulf Coast	121,046	110,443	123,501	10%	-2%
Gulf of Mexico	10,187	10,664	15,769	-4%	-35%

North America	488,544	441,074	364,933	11%	34%

Egypt	189,982	198,806	217,133	-4%	-13%
North Sea	41,039	53,597	43,928	-23%	-7%

International	231,021	252,403	261,061	-8%	-12%

Total	719,565	693,477	625,994	4%	15%

NGL VOLUME — Barrels per day
Permian	37,950	38,193	34,073	-1%	11%
MidContinent/Gulf Coast	13,072	11,973	13,185	9%	-1%
Gulf of Mexico	262	320	432	-18%	-39%

North America	51,284	50,486	47,690	2%	8%

Egypt	495	296	511	67%	-3%
North Sea	1,168	1,459	1,172	-20%	0%

International	1,663	1,755	1,683	-5%	-1%

Total	52,947	52,241	49,373	1%	7%

BOE per day
Permian	182,972	176,969	146,448	3%	25%
MidContinent/Gulf Coast	43,740	39,943	44,910	10%	-3%
Gulf of Mexico	5,744	5,287	7,437	9%	-23%

North America	232,456	222,199	198,795	5%	17%

Egypt	80,153	81,914	88,351	-2%	-9%
North Sea	54,356	58,138	58,278	-7%	-7%

International	134,509	140,052	146,629	-4%	-8%

Total	366,965	362,251	345,424	1%	6%

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
AVERAGE OIL PRICE PER BARREL
Permian	$61.50	$53.22	$49.16
MidContinent/Gulf Coast	62.18	54.35	49.25
Gulf of Mexico	69.24	56.26	49.14
Canada	—	—	46.89
North America	61.60	53.40	48.51
Egypt	66.30	61.91	53.06
North Sea	65.87	61.32	52.89
International	66.16	61.71	53.00
Total	64.27	58.36	51.20
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$2.40	$2.52	$2.56
MidContinent/Gulf Coast	2.68	2.73	3.13
Gulf of Mexico	3.64	3.07	3.11
Canada	—	—	2.33
North America	2.40	2.50	2.48
Egypt	2.85	2.90	2.78
North Sea	6.60	6.18	5.85
International	3.25	3.31	3.07
Total	2.77	2.90	2.74
AVERAGE NGL PRICE PER BARREL
Permian	$24.64	$21.02	$16.53
MidContinent/Gulf Coast	22.13	16.89	14.94
Gulf of Mexico	30.39	24.27	21.78
Canada	—	—	17.03
North America	24.02	20.06	16.22
Egypt	36.19	41.06	40.05
North Sea	42.82	48.33	39.19
International	39.87	46.42	39.58
Total	24.65	21.06	17.13

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY OF DERIVATIVE INSTRUMENT GAINS (LOSSES), NET

	For the Quarter Ended March 31,
	2018	2017
Derivative settlements — realized loss	$(42)	$—
Amortization of call and put premium	(5)	—

Realized loss	(47)	—
Unrealized mark-to-market gain	49	—

	$2	$—

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended March 31,
	2018	2017
Unproved leasehold impairments	$16	$15
Dry hole expense	20	52
Geological and geophysical expense	18	6
Exploration overhead and other	22	19

	$76	$92

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended March 31,
	2018	2017
Net cash provided by operating activities	615	455
Net cash used in investing activities	(890)	(93)
Net cash used in financing activities	(316)	(218)

SUMMARY BALANCE SHEET INFORMATION

	March 31, 2018	December 31, 2017
Cash and cash equivalents	$1,077	$1,668
Other current assets	2,176	2,057
Property and equipment, net	18,086	17,759
Other assets	452	438

Total assets	$21,791	$21,922

Current debt	$400	$550
Current liabilities	1,942	2,014
Long-term debt	7,936	7,934
Deferred credits and other noncurrent liabilities	2,644	2,633
Apache shareholders' equity	7,502	7,416
Noncontrolling interest	1,367	1,375

Total Liabilities and shareholders' equity	$21,791	$21,922

Common shares outstanding at end of period	382	381

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company's ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net cash provided by operating activities	$615	$668	$455
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	40	39	25
Current income tax provision	198	182	188
Other adjustments to reconcile net loss to net cash provided by operating activities	(49)	(29)	(34)
Changes in operating assets and liabilities	184	142	275
Financing costs, net	99	97	100
Transaction, reorganization & separation costs	—	2	(10)

Adjusted EBITDAX (Non-GAAP)	$1,087	$1,101	$999

Reconciliation of income attributable to common stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended March 31, 2018				For the Quarter Ended March 31, 2017
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income attributable to common stock (GAAP)	$327	$(182)	$145	$0.38	$484	$(271)	$213	$0.56
Adjustments: *
Unrealized derivative instrument gain	(49)	10	(39)	(0.10)	—	—	—	—
Gain on divestitures	(7)	1	(6)	(0.01)	(341)	119	(222)	(0.58)
Asset impairments	16	(3)	13	0.03	23	(8)	15	0.04
Modification of stock comp plans	14	(4)	10	0.02	—	—	—	—
Valuation allowance and other tax adjustments	—	1	1	—	—	31	31	0.08
Transaction, reorganization & separation costs	—	—	—	—	(10)	3	(7)	(0.02)
Loss on extinguishment of debt	—	—	—	—	1	—	1	—

Adjusted earnings (Non-GAAP)	$301	$(177)	$124	$0.32	$157	$(126)	$31	$0.08

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Current debt	$400	$550	$550	$150	$150
Long-term debt	7,936	7,934	7,933	8,329	8,327

Total debt	8,336	8,484	8,483	8,479	8,477
Cash and cash equivalents	1,077	1,668	1,846	1,667	1,521

Net debt	$7,259	$6,816	$6,637	$6,812	$6,956

Reconciliation of Costs incurred and GTP capital investments to Oil and gas capital investment

Management believes the presentation of oil and gas capital investments is useful for investors to assess Apache's expenditures related to our oil and gas capital activity. We define oil and gas capital investments as costs incurred for oil and gas activities and GTP activities, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache's cash expenditures related to oil and gas capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended March 31,
	2018	2017
Costs incurred in oil and gas property:
Acquisitions
Unproved	$12	$49
Exploration and development	817	513

	829	562
GTP capital investments:
GTP facilities	119	142

Total Costs incurred and GTP capital investments	$948	$704

Reconciliation of Costs incurred and GTP to Oil and gas capital investment
Asset retirement obligations incurred and revisions	$(7)	$(15)
Asset retirement obligations settled	8	13
Exploration expense other than dry hole expense and unproved leasehold impairments	(40)	(25)
Less noncontrolling interest	(52)	(31)

Oil and gas capital investment	$857	$646

Reconciliation of net cash provided by operating activities to cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company's ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net cash provided by operating activities	$615	$668	$455
Changes in operating assets and liabilities	184	142	275

Cash flows from operations before changes in operating assets and liabilities	$799	$810	$730